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                                                                    Exhibit 99.1

                          [CONCORD THE INNOVATOR LOGO]


CONTACT:                   OR               LENSE' INVESTOR RELATIONS COUNSEL:
CONCORD CAMERA CORP.                        THE EQUITY GROUP INC.
HARLAN PRESS                                ROBERT GOLDSTEIN  (212) 371-8660
VICE PRESIDENT AND TREASURER                DEVIN SULLIVAN    (212) 836-9608
(954) 331-4200




                              FOR IMMEDIATE RELEASE

                    CONCORD CAMERA CORP. ISSUES ANNOUNCEMENT

HOLLYWOOD, FLORIDA - FEBRUARY 1, 2005 - CONCORD CAMERA CORP. ("CONCORD" OR "COMPANY") (NASDAQ: LENSE) today announced a further delay in the issuance of its results for the first quarter of Fiscal 2005, which ended October 2, 2004, and a delay in the issuance of its results for the second quarter of Fiscal 2005, which ended January 1, 2005. As previously announced, in August 2004, the Company converted its management information systems from its existing legacy systems to a new worldwide, fully integrated Enterprise Resource Planning ("ERP") software system which supports virtually every area of the Company's operations. The implementation of the new ERP system resulted in inefficiencies and delays in providing certain information necessary to complete the Company's Quarterly Report on Form 10-Q for the first quarter of Fiscal 2005 ("First Quarter 10-Q"). The Company has made substantial improvements in operating the new ERP system, but continues to experience some inefficiencies and delays with the system. The delay in filing the First Quarter 10-Q will impact the Company's ability to timely file its Quarterly Report on Form 10-Q for the second quarter ("Second Quarter 10-Q"). The Company currently expects to file its First Quarter 10-Q on or about February 14, 2005 and its Second Quarter 10-Q on or about March 31, 2005.

As previously announced, the Company appealed the determination of the Nasdaq Staff to delist the Company's securities as a result of the Company's failure to timely file its First Quarter 10-Q. In its appeal, the Company advised Nasdaq that it expected to file its First Quarter 10-Q on or before January 31, 2005 and requested an exception to regain compliance with the Nasdaq listing standards. The appeal is still pending. The Company modified its request for an exception to regain compliance with the Nasdaq listing standards and advised Nasdaq that it expects to file its First Quarter 10-Q on or about February 14, 2005 and its Second Quarter 10-Q on or about March 31, 2005. There can be no assurance that the Panel will grant the Company's request.


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ABOUT CONCORD CAMERA CORP.

Concord Camera Corp., through its subsidiaries, is a global producer of popularly priced, digital, 35mm traditional and single use cameras. Concord markets its cameras under the trademarks POLAROID, CONCORD, CONCORD EYE Q and JENOPTIK. Concord sells and markets its camera products worldwide through direct sales offices in the United States, Canada, Germany, Hong Kong, the Peoples Republic of China, the United Kingdom, Japan and France and through independent sales agents. The Polaroid trademark is owned by Polaroid Corporation and is used by Concord under license from Polaroid. CONCORD and CONCORD EYE Q are trademarks and/or registered trademarks of Concord Camera Corp. in the United States and/or other countries. The JENOPTIK trademark is owned by Jenoptik AG and is used by Concord under license from Jenoptik AG. Learn more about Concord Camera Corp. at www.concord-camera.com.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements, including the statements regarding our ability to meet expected filing dates for our periodic reports, the outcome of our pending appeal with Nasdaq, our ability to meet customer demands and fulfill customer service obligations, anticipated or expected results of the implementation of our strategic plan, including the restructuring plan, cost-reductions initiatives and anticipated financial benefits of significantly reducing our reliance on internally designed and manufactured digital cameras and increasing the design and co-development of digital cameras with contract manufacturers, involve risks and uncertainties which may affect the Company's business and prospects, including the risks discussed under "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended July 3, 2004 and subsequently filed reports. Any forward-looking statements contained in this press release represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.


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